Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at the KeyBanc Capital Markets 2015 Consumer Conference

HOUSTON, December 1, 2015 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present in New York City at the KeyBanc Capital Markets 2015 Conference on December 9, 2015.

KeyBanc Capital Markets 2015 Consumer Conference Details:
Location: Crowne Plaza Times Square — New York
General Session Time: 2:00 p.m. ET on Wednesday, December 9, 2015

The corporate presentation for this conference will be available within the Investor Relations section of the Company’s website, which can also be accessed at www.group1corp.com/events.

About Group 1 Automotive, Inc.
Group 1 owns and operates 153 automotive dealerships, 200 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com